UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2015

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed on Form 8-K filed February 20, 2015, AMC Wings, Inc., a wholly-owned subsidiary of Diversified Restaurant Holdings, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) to acquire substantially all of the assets of Screamin' Hot Concepts, LLC, Screamin' Hot Nampa, LLC, Screamin’ Hot Twin Falls, LLC, each an Idaho limited liability company, and Screamin’ Hot Reno, LLC, a Nevada limited liability company. The assets were to consist primarily of nine existing Buffalo Wild Wings restaurants and three Buffalo Wild Wings restaurants currently under development. The acquisition was subject to a right of first refusal in favor of Buffalo Wild Wings International, Inc., our franchisor. On April 8, 2015, we received notice from the franchisor of its intent to exercise its right of first refusal. As such, the Purchase Agreement has been effectively terminated.

On April 8, 2015, the Company issued a press release announcing that Buffalo Wild Wing International, Inc. exercised its right of first refusal with regard to the acquisition. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit No.     Description

99.1         Press Release dated April 8, 2015

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: April 8, 2015	By:	/s/ David G. Burke
	Name:	David G. Burke
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.     Description

99.1         Press Release dated April 8, 2015